UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2010

UNITED FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

95 Elm Street, West Springfield, Massachusetts		01089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On April 16, 2010, United Financial Bancorp, Inc. issued a press release disclosing its financial results for the three months ended March 31, 2010.  The Company also announced a quarterly dividend payment of $0.07 per share payable on May 27, 2010, to shareholders of record as of May 6, 2010.  A copy of the press release is included as Exhibit 99.1 to this report.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company was held on April 15, 2010.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Michael F. Crowley	12,464,816	722,020	1,623,822
Carol Moore Cutting	12,294,408	892,428	1,623,822
Carol A. Leary	12,297,008	889,828	1,623,822

2.	The appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS
14,638,617	90,946	41,723

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE April 16, 2010	By: /s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer